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EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               SVI SOLUTIONS, INC.

This corporation was originally incorporated February 24, 2000 under the name SVI Solutions, Inc.

                                   ARTICLE I

         The name of this corporation is Island Pacific, Inc. (the
"Corporation").

                                   ARTICLE II

         The address of this Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law (the "Law").

                                   ARTICLE IV

         (A) CLASSES OF STOCK. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The Corporation is authorized to issue One Hundred Million (100,000,000) shares of Common Stock, par value $.0001 and Five Million (5,000,000) shares of Preferred Stock, par value $.0001.

         (B) RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The Board of Directors ("Board") is authorized, subject to limitations prescribed by the Law, and by the provisions of this Article, to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series and to determine the designations, relative rights, preferences and limitations of the shares of each series. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of One Hundred Forty One Thousand (141,000) shares are as set forth below in Subsection (C) of this
Article IV. The authority of the Board with respect to each series includes determination of the following:

                  (1) The number of shares in and the distinguishing designation of that series;

                  (2) Whether shares of that series shall have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Law;


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                  (3) Whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board;

                  (4) Whether shares of that series shall be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

                  (5) The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preferences of any dividends;

                  (6) The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation and the rights of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

                  (7) Any other rights, preferences and limitations of that series that are permitted by law.

         (C) SERIES A PREFERRED STOCK. The powers, rights, preferences, restrictions, and other matters relating to the Series A Preferred Stock are as follows:

                  (1) DIVIDENDS.

                           (a) PRIORITY OF DIVIDENDS. No dividends shall be
declared or set aside for the Corporation's common stock or any other junior capital stock (collectively, "Junior Stock"), unless at the same time or prior thereto all accrued and unpaid dividends on the Series A Preferred Stock shall be declared, set aside and paid on all of the then outstanding shares of Series A Preferred Stock.

                           (b) DIVIDEND RATE; DIVIDEND PAYMENT DATES. The holder
of the Series A Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors of the Corporation (the "Board"), out of funds legally available therefor, cumulative cash dividends, in preference and priority to dividends on any Junior Stock, that shall accrue on the original issue price of $100 (the "Original Price") of each share of the Series A Preferred Stock at the rate per annum of seven and 1/5 percent (7.20%) from and including January 1, 2002 (regardless of the date on which the shares of Series A Preferred Stock were first issued) ("Original Issue Date") to and including the earlier of the Maturity Date (as defined in Section (C)(5) or date on which the Liquidation Price or Redemption Price of such share is paid in full to the holders of such shares pursuant to Sections (C)(2) or (C)(6), respectively. The accrued dividends will be adjusted for stock splits, stock dividends, recapitalizations, reclassifications, reorganizations and similar events (together referred to as "Recapitalization Events") which affect the number of outstanding shares. Accrued dividends on the Series A Preferred Stock shall be payable out of funds legally available therefor commencing on June 30, 2002 and thereafter semi-annually on December 31 and June 30 of each year (each a "Dividend Payment Date"), to the holder of record of the Series A Preferred Stock as of the close of business on the applicable record date. Dividends shall be fully cumulative and shall accrue on a semi-annual basis, whether or not such


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dividends have been declared and whether or not there are any unrestricted funds of the Corporation legally available for the payment of dividends. The amount of dividends accrued with respect to any share of Series A Preferred Stock as of the first Dividend Payment Date after January 1, 2002 shall be calculated on the basis of the actual number of days elapsed from and including January 1, 2002, and the amount of dividends accrued with respect to any share of Series A Preferred Stock as of any other Dividend Payment Date after the first Dividend Payment Date shall be calculated on the basis of holding such share for the entire six month period immediately preceding such Dividend Payment Date (each such period immediate preceding a Dividend Payment Date is referred to as the "Dividend Period"), and no dividends shall be accrued or paid for any partial six month period. Whenever the Board declares any dividend pursuant to this Section (C)(1), notice of the applicable record date and related Dividend
Payment Date shall be given in accordance with Section (C)(4)(l).

                           (c) COMPOUNDING OF DIVIDENDS; ADDITION TO CONVERSION
VALUE AND TO LIQUIDATION PRICE. On each Dividend Payment Date, all dividends that have accrued on each share of Series A Preferred Stock during the immediately preceding Dividend Period shall, to the extent not paid on such Dividend Payment Date for any reason (whether or not such unpaid dividends have been declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends), be added to the Conversion Value (as defined in Section (C)(4)(b)) of such share effective as of such Dividend Payment Date and shall remain a part thereof. All dividends that have accrued on each share of Series A Preferred Stock during any Dividend Period shall, to the extent not paid in full on the first Dividend Payment Date after the end of such Dividend Period for any reason (whether or not such unpaid dividends have been declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends), be added to the Liquidation Price of such share effective as of the first Dividend Payment Date after the last day of such Dividend Period and shall remain a part thereof to and including the earlier of the Maturity Date or the date on which the Liquidation Price or Redemption Price of such share is paid in full to the holder of such share pursuant to Sections (C)(2) or (C)(6), respectively. No accrued dividends which have been added to the Liquidation Price or Conversion Value of any Series A Preferred Stock may be subsequently declared or paid by the Corporation.

                           (d) PRO RATA DECLARATION AND PAYMENT OF DIVIDENDS.
All dividends paid with respect to shares of the Series A Preferred Stock pursuant to this Section (C)(1) shall be declared and paid pro rata to all the holders of the shares of Series A Preferred Stock outstanding as of the applicable record date.

                  (2) LIQUIDATION, DISSOLUTION OR WINDING UP.

                           (a) In the event of any liquidation, dissolution or
winding up of the Corporation, whether voluntary or involuntary, or the sale of substantially all of its assets (each such event, a "Liquidation"), except as provided in Section (C)(2)(b) below, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before payment to the holders of Junior Stock by reason of their ownership thereof, an amount equal to
(i) the Original Price per share (subject to appropriate adjustment for any Recapitalization Events), plus (ii) an amount equal to all dividends accrued on such share of Series A Preferred Stock since the Original Issue Date thereof but not yet paid (the "Liquidation Price").


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                           (b) After the payment of all preferential amounts
required to be paid to the holders of Series A Preferred Stock, upon the Liquidation of the Corporation, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to the holders of Junior Stock.

                  (3) VOTING RIGHTS.

                           (a) Except as otherwise provided in this Section
(C)(3) or as may be required under Delaware General Corporation Law, the holders of shares of Series A Preferred Stock shall not have any voting rights.

                           (b) The Corporation shall not amend, alter or repeal
the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. Except as otherwise required by the Delaware General Corporation Law, any class vote pursuant to this Section (C)(3) shall be determined by the holders of a majority of the Series A Preferred Stock as of the applicable record date.

                  (4) CONVERSION. The holders of the Series A Preferred Stock shall have conversion rights (the "Conversion Rights"), or shall be subject to conversion, as follows:

                           (a) CONVERSION RIGHTS. Each share of Series A
Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) the Conversion Value (as defined below) of such share determined as of such time by (ii) the Conversion Price (as defined below) determined as of such time. In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section
(C)(6)(a) below, the Conversion Rights of the shares designated for redemption shall terminate five (5) days after the holders' receipt of a written notice of redemption pursuant to that Section, unless the Redemption Price is not paid in full when due, in which case the Conversion Rights for such shares shall continue until the Redemption Price is paid in full. In the event of a Liquidation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any amounts distributable on Liquidation to the holders of Series A Preferred Stock.

                           (b) CONVERSION. The "Conversion Value" measured per
share of the Series A Preferred Stock shall be:

                                    (i) as of any time before the first Dividend
Payment Date, the sum of (A) the Original Price (subject to appropriate adjustment in the event of any Recapitalization Events) plus (B) an amount equal to all dividends accrued on such share of Series A Preferred Stock since January 1, 2002 through and including such time, whether or not such unpaid dividends have been declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends.

                                    (ii) as of any time on or after the first
Dividend Payment Date, the sum of (a) the Original Price (subject to appropriate adjustment in the event of any Recapitalization Events) plus (B) an amount equal


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to all dividends accrued on such share of Series A Preferred Stock since January
1, 2002 but not yet paid (including those which, pursuant to Section (C)(1)(c), have been added to and remain part of the Conversion Value at such time), whether or not such unpaid dividends have been declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends.

                           (c) CONVERSION PRICE. The initial conversion price at
which a share of Common Stock shall be deliverable upon conversion of a share of Series A Preferred Stock without the payment of additional consideration by the holder thereof shall initially be Eighty Cents ($.80) (the "Conversion Price"). Commencing on January 2, 2003 and on each subsequent July 1 and January 1 of each year (the "Adjustment Dates"), the Conversion Price then in effect shall be increased at the annual rate of 3.5%, calculated on a semi-annual basis. The Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to further adjustment as provided in this Section (C)(4).

                           (d) FRACTIONAL SHARES. No fractional shares of Common
Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.


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                           (e) MECHANICS OF CONVERSION.

                                    (i) In order for a holder of Series A
Preferred Stock to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the principal office of the Company or the office of the transfer agent for the Series A Preferred Stock, together with written notice that such holder elects to convert all or any number of the shares of Series A Preferred Stock represented by such certificate or certificates. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the Company or its transfer agent shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. As of the Conversion Date, the person entitled to receive certificates of Common Stock shall be regarded for all corporate purposes as the holder of the number of shares of Common Stock to which he or it is entitled upon the conversion.

                                    (ii) The Corporation shall at all times when
the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock.

                                    (iii) All shares of Series A Preferred Stock
which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, which shares of Common Stock shall be deemed to be outstanding as of the Conversion Date. Any shares of Series A Preferred Stock so converted shall be not be reissued as Series A Preferred Stock.

                           (f) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If
the Corporation shall at any time or from time to time after the Original Issue Date for the Series A Preferred Stock effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date for the Series A Preferred Stock combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                           (g) ADJUSTMENT FOR CERTAIN DIVIDENDS AND
DISTRIBUTIONS. In the event the Corporation at any time, or from time after the Original Issue Date for the Series A Preferred Stock, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series A Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series A Preferred Stock then in effect by a fraction:


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                                    (i) the numerator of which shall be the
total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                                    (ii) the denominator of which shall be the
total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series A Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series A Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

                           (h) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE, OR
SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares of stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                           (i) ADJUSTMENT FOR MERGER OR REORGANIZATION. In case
of any consolidation or merger of the Corporation with or into another corporation, each share of Series A Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation or merger; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section (C)(4) set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section (C)(4) (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

                           (j) NO IMPAIRMENT. The Corporation will not, by
amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the

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observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section (C)(4) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                           (k) CERTIFICATE AS TO ADJUSTMENTS. Upon the
occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section (C)(4), the Corporation at its expense shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments; (ii) the Conversion Price then in effect; and
(iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock.

                           (l) NOTICE OF RECORD DATE. In the event:

                                    (i) that the Corporation declares a dividend
(or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                                    (ii) that the Corporation subdivides or
combines its outstanding shares of Common Stock;

                                    (iii) of any reclassification of the Common
Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation; or

                                    (iv) of the Liquidation of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten
(10) days prior to the record date specified in (A) below or twenty (20) days before the date specified in (B) below, a notice stating:

                                             (A) the record date of such
dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                                             (B) the date on which such
reclassification, consolidation, merger, or Liquidation is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, or Liquidation.


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                           (5) EVENT TRIGGERING CONVERSION. If on December 31,
2006 (the "Maturity Date") any shares of Series A Preferred Stock are still outstanding for which: (i) a holder has not exercised his or her Conversion Right(s) or (ii) the Corporation has not exercised its Redemption Right (as defined in Section (C)(6) below), such outstanding shares of Series A Preferred shall be automatically converted into shares of Common Stock in accordance with this Section (C)(5).

                                    (a) PRICE. On the Maturity Date, each share
of Series A Preferred Stock still outstanding shall be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (x) the Conversion Value of such share on the Maturity Date by (y) ninety five percent (95%) of the average closing price of the Common Stock for the last ten (10) business days as reflected on the stock exchange in which the Common Stock is listed.

                                    (b) MECHANICS OF CONVERSION. On or promptly
after the Maturity Date, the holders of any outstanding shares of Series A Preferred Stock shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the principal office of the Company or the office of the transfer agent for the Series A Preferred Stock, together with written notice that such shares are to be converted into shares of Common Stock pursuant this Section. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. As soon as practicable thereafter, the Corporation shall issue and deliver at such office to such former holder of Series A Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. Notwithstanding the foregoing, as of the Maturity Date, the person entitled to receive certificates of Common Stock under this Section (C)(5) shall be regarded for all corporate purposes as the holder of the number of shares of Common Stock to which he or it is entitled upon the conversion of shares of Series A Preferred Stock held by that person.

                           (6) OPTIONAL REDEMPTION OF SERIES A PREFERRED STOCK.
At any time prior to the Maturity Date, the Company may redeem the Series A Preferred Stock out of funds legally available therefor (the "Redemption Right"), in whole, or from time to time in part so long as the aggregate consideration to be paid by the Company for a partial redemption amount shall not be less than One Million Dollars ($1,000,000). The redemption amount with respect to each share of Series A Preferred Stock shall be equal to One Hundred and Seven Percent (107%) multiplied by the sum of (i) One Hundred Dollars ($100) per share (subject to appropriate adjustment in the event of any Recapitalization Events), and (ii) an amount equal to all dividends accrued on such share of Series A Preferred Stock since the Original Issue Date thereof but not yet paid (including those which, pursuant to Section (C)(1)(c), have been added to and remain part of the Liquidation Price as of such time of determination), whether or not such unpaid dividends have been declared or there are any unrestricted funds of the Corporation legally available for the payment of dividends (the "Redemption Price"). If only a part of the Series A Preferred Stock is to be redeemed, the redemption shall be carried out pro rata according to the number of shares of Series A Preferred Stock held by each holder subject to the redemption.

                                    (a) The Corporation shall provide each
holder of Series A Preferred Stock, with a written notice of redemption (addressed to the holder at its address as it appears on the books of the Corporation, with a courtesy copy sent by facsimile), not later than five (5)

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business days before the date fixed for redemption. The notice of redemption shall specify (i) the date fixed for redemption; (iii ) the Redemption Price; and (iv) the place the holders of Series A Preferred Stock may obtain payment of the Redemption Price, upon surrender of their certificates. If funds of the Corporation are legally available on the date fixed for redemption, then whether or not shares are surrendered for payment of the Redemption Price, the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders of the Corporation with respect to the shares redeemed on and after the date fixed for redemption and shall be entitled to receive the Redemption Price without interest upon the surrender of the share certificate. If less than all the shares represented by a share certificate are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.

                                    (b) The Redemption Price shall be paid by
the Corporation in cash to the holders of Series A Preferred Stock subject to redemption. If on the Redemption Date, funds of the Corporation legally available therefor shall be insufficient to redeem all the shares of Series A Preferred Stock required to be redeemed as provided herein, funds to the extent legally available shall be used for such purpose and the Corporation shall effect such redemption pro rata according to the number of shares of Series A Preferred Stock held by each holder and the Corporation shall make additional partial redemptions out of funds legally available for such purpose beginning thirty (30) days after the date fixed for redemption and each thirty (30) days thereafter until all shares of the Series A Preferred Stock subject to redemption have been redeemed; provided that the right to convert any such unredeemed shares of Series A Preferred Stock shall continue to be available to the holders of Series A Preferred Stock until the last full business day preceding any such subsequent redemption as set forth herein.

                                    (c) The Redemption Right may not be
exercised by the Company more than once during any thirty (30) day period.

                                   ARTICLE V

         No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for conduct as a director, provided that this Article shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Law. No amendment to the Law that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of the amendment. Any repeal or modification of this Article V shall be prospective and shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                   ARTICLE VI

         The Corporation shall indemnify any current or former director or officer and may indemnify any current or former employee or agent of the Corporation to the fullest extent not prohibited by law, who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves

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or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director or officer and may pay for or reimburse the reasonable expenses incurred by any such current or former employee or agent, in any such proceeding in advance of the final disposition of the proceeding upon receipt of an undertaking by the person to repay all amounts advanced if it should ultimately be determined that the person is not entitled to be indemnified under this Article VI or otherwise. No amendment to this Article that limits the Corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the Board, vote of shareholders or other document or arrangement.

                                  ARTICLE VII

         Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

                                  ARTICLE VIII

         The Corporation is to have a perpetual existence.

                                   ARTICLE IX

         The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate of Incorporation and/or any provision contained in any amendment to or restatement of this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE X

         No holder of shares of stock of the Corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any share of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board to such persons, and on such terms and for such lawful consideration as in its discretion it shall deem advisable or as the Corporation shall have by contract agreed.

                                   ARTICLE XI

         The Board may from time to time make, amend, supplement or repeal the Bylaws by the requisite affirmative vote of directors as set forth in the Bylaws; provided, however, that the stockholders may change or repeal any bylaw adopted by the Board by the requisite affirmative vote of stockholders as set forth in the Bylaws; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board shall vary or conflict with any amendment or supplement thus adopted by the stockholders.


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




         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, which restates, integrates and further amends the provisions of the Company's Restated Certificate of Incorporation, and having been duly adopted by the board of directors and stockholders of the Company in accordance with the provisions of Sections 242 and 245 of the General Corporation Laws of the State of Delaware, has been signed on this 11th day of July, 2003 by the undersigned, its authorized officer.


                                             /s/ Barry Schechter
                                             -----------------------------------
                                             Barry Schechter,
                                             Chairman of the Board




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